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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                     the Securities and Exchange Act of 1934


Date of Report (Date of earliest event reported) December 16, 1999



                              GLOBAL DATATEL, INC.
             (Exact name of Registrant as specified in its charter)



Nevada                            000-26817                     87-0067813
(State or Other               (Commission File                 IRS Employer
Jurisdiction of                     Number)                Identification Number
Incorporation)


          3333 Congress Avenue, Suite 404, Delray Beach, Florida 33445
               (Address of principal executive offices)(Zip Code)

                                 (561) 276-8260
              (Registrant's telephone number, including area code)
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Item 4.  Changes in Registrant's Certifying Accountant

         On December 2, 1999, the Registrant was informed by Jesus Lago, CPA, the engagement partner responsible for Global DataTel, Inc.'s audit, that he had resigned from the firm of Infante, Lago & Company and that the Registrant must retain (i) Roger Infante, CPA, (ii) Mr. Lago's new firm, the DeCarlo Group or
(iii) a new accounting firm. On December 16, 1999, the registrant retained the firm of Seligson & Giannattasio as its new auditors.

         Infante, Lago & Company had been the Registrant's principal accountants for the purpose of auditing its financial statements for the fiscal year ended December 31, 1998. The report of Infante, Lago & Company on the consolidated financial statements of the Registrant did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles. The Registrant has had no disagreements with its former principal accountants on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which disagreements, if not resolved to the satisfaction of the former principal accountants, would have caused it to make reference to the subject matter of the disagreements in connection with its report relating to its audit for the Registrant.

Item 7.           Financial Statements, Pro Forma Financial Information and
                  Exhibits

                  (c)        Exhibits.

                           The following exhibits are filed as part of this
Report:

                           16.      Letter re: change in certifying accountant


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                   GLOBAL DATATEL, INC.
                                   Registrant


DATED: January 14, 2000             By:/s/ Richard Baker
                                      --------------------
                                    Richard Baker, President and
                                    Chief Executive Officer

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